                                                             PRO FORMA CONDENSED INCOME STATEMENT
                                                            FOR THE SIX MONTHS ENDED MARCH 31, 1997
                                                           (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                                          Historical Results of
                                                        John Alden Life Insurance
                                                           Company of New York                Pro Forma Adjustments
                                                       --------------------------        ------------------------------
                          SunAmerica                                                                          Pro Forma
                         As Reported                                    Estimated                               Results
                             for the       For the       Add the        Six-Month                               for the
                          Six Months       Quarter       Quarter       Results of                            Six Months
                               Ended         Ended         Ended      Coinsurance              Other              Ended
                             3/31/97       3/31/97      12/31/96      Transaction        Adjustments           03/31/97
                         -----------      --------     ---------      -----------        -----------        -----------
Investment Income        $   764,221      $ 25,579     $  25,921      $   141,691 (1)     $   (7,744)(4)    $   949,668

Interest expense            (468,548)      (19,179)      (18,902)        (107,667)(2)             --           (614,296)
                         -----------      --------     ---------      -----------         ----------        -----------
Net investment income        295,673         6,400         7,019           34,024             (7,744)           335,372

Net realized investment
  losses                     (18,746)         (849)         (825)              --                 --            (20,420)

Fee income                   126,331            --            --               --                 --            126,331

General and adminis-
  trative expenses          (120,872)       (2,858)       (3,617)              --                 --           (127,347)

Amortization of deferred
  acquisition costs          (60,413)       (2,407)       (2,343)         (13,375)(3)          3,425 (5)        (75,113)

Other income
   (expense), net             16,829         1,852         4,442               --                 --             23,123
                         -----------      --------     ---------      -----------         ----------        -----------
Pretax income                238,802         2,138         4,676           20,649             (4,319)           261,946

Income tax benefit
  (expense)                  (71,600)         (793)       (1,127)          (7,227)(6)          1,512 (6)        (79,235)
                         -----------     ---------     ---------      -----------         ----------        -----------
Net income               $   167,202     $   1,345     $   3,549      $    13,422         $   (2,807)       $   182,711
                         ===========     =========     =========      ===========         ==========        ===========
Earnings per share       $      1.20                                                                        $      1.32
                         ===========                                                                        ===========
                                                                           -1-
See accompanying explanatory notes.

                               SUNAMERICA INC.
                    PRO FORMA CONDENSED INCOME STATEMENT
                              EXPLANATORY NOTES
                   FOR THE SIX MONTHS ENDED MARCH 31, 1997


(1) To record investment income on assets received (before deduction of the allocated purchase price) in the coinsurance transaction at 7.85%, the weighted average yield to maturity on the assets on the date of acquisition.

(2) To record interest expense on the assumed annuity contracts at 5.67%, the weighted average rate credited to contract holders on the date of assumption.

(3) To record amortization of the deferred acquisition cost arising from this transaction based upon the investment income and interest expense recorded above, as described in Notes (1) and (2), and the Registrant's estimate of related future gross profits.

(4) To reflect lost interest income on the $238,282,000 purchase price at the Registrant's average short-term portfolio yield of 6-1/2%.

(5) To eliminate amortization recorded by John Alden Life Insurance Company of New York ("John Alden New York"), and record $1,325,000 of pro forma amortization of the deferred acquisition cost arising from the John Alden New York portion of the transaction based upon the gross profits recorded by John Alden New York for the six-month period and the Registrant's estimate of related future gross profits.

(6) To record the income tax effect of the pro forma adjustments at the statutory rate of 35%.


















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